Exhibit 99.1

Second Quarter 2025 Earnings Results Media Relations: Tony Fratto 212-902-5400 Investor Relations: Jehan Ilahi 212-902-0300
The Goldman Sachs Group, Inc. 200 West Street | New York, NY 10282

Second Quarter 2025 Earnings Results

Goldman Sachs Reports Second Quarter Earnings Per Common Share of $10.91 and Increases the Quarterly Dividend to $4.00 Per Common Share in the Third Quarter

Financial Summary

Net Revenues	Net Earnings	EPS
2Q25 $14.58 billion	2Q25 $3.72 billion	2Q25 $10.91
2Q25 YTD $29.65 billion	2Q25 YTD $8.46 billion	2Q25 YTD $25.07

Annualized ROE[1]	Book Value Per Share
2Q25 12.8%	2Q25 $349.74
2Q25 YTD 14.8%	YTD Growth 3.9%

NEW YORK, July 16, 2025 – The Goldman Sachs Group, Inc. (NYSE: GS) today reported net revenues of $14.58 billion and net earnings of $3.72 billion for the second quarter ended June 30, 2025. Net revenues were $29.65 billion and net earnings were $8.46 billion for the first half of 2025.

Diluted earnings per common share (EPS) was $10.91 for the second quarter of 2025 compared with $8.62 for the second quarter of 2024 and $14.12 for the first quarter of 2025, and was $25.07 for the first half of 2025 compared with $20.21 for the first half of 2024.

Annualized return on average common shareholders’ equity (ROE)1 was 12.8% for the second quarter of 2025 and 14.8% for the first half of 2025.

Book value per common share increased by 1.6% during the second quarter of 2025 and by 3.9% during the first half of 2025 to $349.74.

Goldman Sachs Reports

Second Quarter 2025 Earnings Results

Net Revenues

Net revenues were $14.58 billion for the second quarter of 2025, 15% higher than the second quarter of 2024 and 3% lower than the first quarter of 2025. The increase compared with the second quarter of 2024 reflected significantly higher net revenues in Global Banking & Markets, partially offset by slightly lower net revenues in Asset & Wealth Management.

Net Revenues
$14.58 billion

Global Banking & Markets

Net revenues in Global Banking & Markets were $10.12 billion for the second quarter of 2025, 24% higher than the second quarter of 2024 and 5% lower than the first quarter of 2025.

Investment banking fees were $2.19 billion, 26% higher than the second quarter of 2024, due to significantly higher net revenues in Advisory, reflecting strength in the Americas and EMEA. Net revenues in Debt underwriting were slightly lower, driven by a decrease in leveraged finance activity, while net revenues in Equity underwriting were essentially unchanged. The firm’s Investment banking fees backlog[2] was higher compared with both the end of the first quarter of 2025 and the end of 2024.

Net revenues in Fixed Income, Currency and Commodities (FICC) were $3.47 billion, 9% higher than the second quarter of 2024, primarily reflecting significantly higher net revenues in FICC financing, primarily driven by mortgages and structured lending. Net revenues in FICC intermediation were slightly higher, reflecting significantly higher net revenues in currencies, higher net revenues in credit products and slightly higher net revenues in interest rate products, largely offset by significantly lower net revenues in both mortgages and commodities.

Net revenues in Equities were $4.30 billion, 36% higher than the second quarter of 2024, due to significantly higher net revenues in Equities intermediation (driven by both cash products and derivatives) and in Equities financing (primarily driven by portfolio financing).

Net revenues in Other were $161 million, compared with $102 million for the second quarter of 2024, primarily reflecting higher net gains from direct investments.

Global Banking & Markets
$10.12 billion
Advisory	$ 1.17 billion
Equity underwriting	$ 428 million
Debt underwriting	$ 589 million
Investment banking fees	$ 2.19 billion
FICC intermediation	$ 2.42 billion
FICC financing	$ 1.04 billion
FICC	$ 3.47 billion
Equities intermediation	$ 2.60 billion
Equities financing	$ 1.71 billion
Equities	$ 4.30 billion
Other	$ 161 million

Goldman Sachs Reports

Second Quarter 2025 Earnings Results

Asset & Wealth Management

Net revenues in Asset & Wealth Management were $3.78 billion for the second quarter of 2025, 3% lower than the second quarter of 2024 and 3% higher than the first quarter of 2025. The decrease compared with the second quarter of 2024 reflected significantly lower net revenues in both Equity investments and Debt investments, partially offset by higher Management and other fees. Net revenues in Private banking and lending and Incentive fees were also higher.

The decrease in Equity investments net revenues reflected significantly lower net gains from investments in private equities. The decrease in Debt investments net revenues reflected significantly lower net interest income due to a reduction in the debt investments balance sheet and net losses from hedges compared with net gains in the prior year period. The increase in Management and other fees primarily reflected the impact of higher average assets under supervision. The increase in Private banking and lending net revenues primarily reflected higher net interest income from lending. The increase in Incentive fees was primarily driven by harvesting.

Asset & Wealth Management
$3.78 billion
Management and other fees	$ 2.81 billion
Incentive fees	$ 102 million
Private banking and lending	$ 789 million
Equity investments	$ (1) million
Debt investments	$ 83 million

Platform Solutions

Net revenues in Platform Solutions were $685 million for the second quarter of 2025, 2% higher than the second quarter of 2024 and essentially unchanged compared with the first quarter of 2025.

Consumer platforms net revenues were slightly higher compared with the second quarter of 2024, while Transaction banking and other net revenues were lower.

Platform Solutions
$685 million
Consumer platforms	$623 million
Transaction banking and other	$ 62 million

Provision for Credit Losses

Provision for credit losses was $384 million for the second quarter of 2025, compared with $282 million for the second quarter of 2024 and $287 million for the first quarter of 2025. Provisions for the second quarter of 2025 primarily reflected net charge-offs related to the credit card portfolio and growth in the credit card and wholesale portfolios. Provisions for the second quarter of 2024 reflected net provisions related to the credit card portfolio (driven by net charge-offs).

Provision for Credit Losses
$384 million

Goldman Sachs Reports

Second Quarter 2025 Earnings Results

Operating Expenses

Operating expenses were $9.24 billion for the second quarter of 2025, 8% higher than the second quarter of 2024 and essentially unchanged compared with the first quarter of 2025. The firm’s efficiency ratio[2] was 62.0% for the first half of 2025, compared with 63.8% for the first half of 2024.

The increase in operating expenses compared with the second quarter of 2024 primarily reflected higher compensation and benefits expenses (reflecting improved operating performance) and higher transaction based expenses, partially offset by lower net provisions for litigation and regulatory proceedings (included in other expenses).

Net provisions for litigation and regulatory proceedings were $1 million for the second quarter of 2025, compared with $104 million for the second quarter of 2024.

Headcount decreased 2% compared with the end of the first quarter of 2025.

Operating Expenses
$9.24 billion

YTD Efficiency Ratio
62.0%

Provision for Taxes

The effective income tax rate for the first half of 2025 was 20.2%, up from 16.1% for the first quarter of 2025, primarily due to a decrease in the impact of tax benefits on the settlement of employee share-based awards.[3]

YTD Effective Tax Rate
20.2%

Other Matters

◾ On July 14, 2025, the Board of Directors of The Goldman Sachs Group, Inc. increased the quarterly dividend to $4.00 per common share from $3.00 per common share. The dividend will be paid on September 29, 2025 to common shareholders of record on August 29, 2025.

◾ During the quarter, the firm returned $3.96 billion of capital to common shareholders, including $3.00 billion of common share repurchases (5.3 million shares at an average cost of $564.57) and $957 million of common stock dividends.[2]

◾ Global core liquid assets[2] averaged $462 billion for the second quarter of 2025, compared with an average of $441 billion for the first quarter of 2025.

Declared Quarterly Dividend Per Common Share
$4.00

Common Share Repurchases
5.3 million shares for $3.00 billion

Average GCLA
$462 billion

Goldman Sachs Reports

Second Quarter 2025 Earnings Results

The Goldman Sachs Group, Inc. is a leading global financial institution that delivers a broad range of financial services to a large and diversified client base that includes corporations, financial institutions, governments and individuals. Founded in 1869, the firm is headquartered in New York and maintains offices in all major financial centers around the world.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. For information about some of the risks and important factors that could affect the firm’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2024.

Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data, global core liquid assets and VaR consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements.

Statements about the firm’s Investment banking fees backlog and future results also may constitute forward-looking statements. Such statements are subject to the risk that transactions may be modified or may not be completed at all, and related net revenues may not be realized or may be materially less than expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, changes in international trade policies, including the imposition of tariffs, an outbreak or worsening of hostilities, volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For information about other important factors that could adversely affect the firm’s Investment banking fees, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2024.

Conference Call

A conference call to discuss the firm’s financial results, outlook and related matters will be held at 9:30 am (ET). The call will be open to the public. Members of the public who would like to listen to the conference call should dial 1-800-289-0459 (in the U.S.) or 1-323-794-2095 (outside the U.S.) passcode number 7042022. The number should be dialed at least 10 minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast through the Investor Relations section of the firm’s website, www.goldmansachs.com/investor-relations. There is no charge to access the call. For those unable to listen to the live broadcast, a replay will be available on the firm’s website beginning approximately three hours after the event. Please direct any questions regarding obtaining access to the conference call to Goldman Sachs Investor Relations, via e-mail, at gs-investor-relations@gs.com.

Goldman Sachs Reports

Second Quarter 2025 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Segment Net Revenues (unaudited)

$ in millions

	THREE MONTHS ENDED			% CHANGE FROM

	JUNE 30, 2025	MARCH 31, 2025	JUNE 30, 2024	MARCH 31, 2025	JUNE 30, 2024
GLOBAL BANKING & MARKETS
Advisory	$ 1,174	$ 792	$ 688	48%	71%
Equity underwriting	428	370	423	16	1
Debt underwriting	589	752	622	(22)	(5)
Investment banking fees	2,191	1,914	1,733	14	26

FICC intermediation	2,423	3,390	2,330	(29)	4
FICC financing	1,044	1,014	850	3	23
FICC	3,467	4,404	3,180	(21)	9

Equities intermediation	2,595	2,547	1,786	2	45
Equities financing	1,706	1,645	1,383	4	23
Equities	4,301	4,192	3,169	3	36

Other	161	197	102	(18)	58
Net revenues	10,120	10,707	8,184	(5)	24

ASSET & WEALTH MANAGEMENT
Management and other fees	2,805	2,703	2,536	4	11
Incentive fees	102	129	46	(21)	122
Private banking and lending	789	725	707	9	12
Equity investments	(1)	(5)	292	80	N.M.
Debt investments	83	127	297	(35)	(72)
Net revenues	3,778	3,679	3,878	3	(3)

PLATFORM SOLUTIONS
Consumer platforms	623	611	599	2	4
Transaction banking and other	62	65	70	(5)	(11)
Net revenues	685	676	669	1	2

Total net revenues	$ 14,583	$ 15,062	$ 12,731	(3)	15
Geographic Net Revenues (unaudited)[2]
$ in millions

	THREE MONTHS ENDED

	JUNE 30, 2025	MARCH 31, 2025	JUNE 30, 2024
Americas	$ 8,982	$ 9,866	$ 8,125
EMEA	3,811	3,491	2,931
Asia	1,790	1,705	1,675
Total net revenues	$ 14,583	$ 15,062	$ 12,731

Americas	62%	66%	64%
EMEA	26%	23%	23%
Asia	12%	11%	13%
Total	100%	100%	100%

Goldman Sachs Reports

Second Quarter 2025 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Segment Net Revenues (unaudited)

$ in millions

	SIX MONTHS ENDED		% CHANGE FROM

	JUNE 30, 2025	JUNE 30, 2024	JUNE 30, 2024
GLOBAL BANKING & MARKETS
Advisory	$ 1,966	$ 1,699	16%
Equity underwriting	798	793	1
Debt underwriting	1,341	1,321	2
Investment banking fees	4,105	3,813	8

FICC intermediation	5,813	5,801	–
FICC financing	2,058	1,702	21
FICC	7,871	7,503	5

Equities intermediation	5,142	3,775	36
Equities financing	3,351	2,705	24
Equities	8,493	6,480	31

Other	358	114	214
Net revenues	20,827	17,910	16

ASSET & WEALTH MANAGEMENT
Management and other fees	5,508	4,988	10
Incentive fees	231	134	72
Private banking and lending	1,514	1,389	9
Equity investments	(6)	514	N.M.
Debt investments	210	642	(67)
Net revenues	7,457	7,667	(3)

PLATFORM SOLUTIONS
Consumer platforms	1,234	1,217	1
Transaction banking and other	127	150	(15)
Net revenues	1,361	1,367	–

Total net revenues	$ 29,645	$ 26,944	10
Geographic Net Revenues (unaudited)[2] $ in millions

	SIX MONTHS ENDED

	JUNE 30, 2025	JUNE 30, 2024
Americas	$ 18,848	$ 17,306
EMEA	7,302	6,401
Asia	3,495	3,237
Total net revenues	$ 29,645	$ 26,944

Americas	63%	64%
EMEA	25%	24%
Asia	12%	12%
Total	100%	100%

Goldman Sachs Reports

Second Quarter 2025 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Consolidated Statements of Earnings (unaudited)2

In millions, except per share amounts and headcount

	THREE MONTHS ENDED			% CHANGE FROM

	JUNE 30, 2025	MARCH 31, 2025	JUNE 30, 2024	MARCH 31, 2025	JUNE 30, 2024
REVENUES
Investment banking	$ 2,194	$ 1,916	$ 1,733	15%	27%
Investment management	2,837	2,759	2,533	3	12
Commissions and fees	1,201	1,226	1,051	(2)	14
Market making	4,733	5,723	4,336	(17)	9
Other principal transactions	514	543	1,088	(5)	(53)
Total non-interest revenues	11,479	12,167	10,741	(6)	7

Interest income	19,789	19,383	20,440	2	(3)
Interest expense	16,685	16,488	18,450	1	(10)
Net interest income	3,104	2,895	1,990	7	56

Total net revenues	14,583	15,062	12,731	(3)	15

Provision for credit losses	384	287	282	34	36

OPERATING EXPENSES
Compensation and benefits	4,685	4,876	4,240	(4)	10
Transaction based	1,955	1,850	1,654	6	18
Market development	167	156	153	7	9
Communications and technology	530	506	500	5	6
Depreciation and amortization	618	506	646	22	(4)
Occupancy	234	233	244	–	(4)
Professional fees	440	424	393	4	12
Other expenses	612	577	703	6	(13)
Total operating expenses	9,241	9,128	8,533	1	8

Pre-tax earnings	4,958	5,647	3,916	(12)	27
Provision for taxes	1,235	909	873	36	41

Net earnings	3,723	4,738	3,043	(21)	22

Preferred stock dividends	250	155	152	61	64
Net earnings applicable to common shareholders	$ 3,473	$ 4,583	$ 2,891	(24)	20

EARNINGS PER COMMON SHARE
Basic[2]	$ 11.03	$ 14.25	$ 8.73	(23)%	26%
Diluted	$ 10.91	$ 14.12	$ 8.62	(23)	27

AVERAGE COMMON SHARES
Basic	313.7	320.8	329.8	(2)	(5)
Diluted	318.3	324.5	335.5	(2)	(5)

SELECTED DATA AT PERIOD-END
Common shareholders’ equity	$ 108,943	$ 109,147	$ 106,710	–	2
Basic shares[2]	311.5	317.1	326.2	(2)	(5)
Book value per common share	$ 349.74	$ 344.20	$ 327.13	2	7

Headcount	45,900	46,600	44,300	(2)	4

Goldman Sachs Reports

Second Quarter 2025 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Consolidated Statements of Earnings (unaudited)2

In millions, except per share amounts

	SIX MONTHS ENDED		% CHANGE FROM

	JUNE 30, 2025	JUNE 30, 2024	JUNE 30, 2024
REVENUES
Investment banking	$ 4,110	$ 3,818	8%
Investment management	5,596	5,024	11
Commissions and fees	2,427	2,128	14
Market making	10,456	10,430	–
Other principal transactions	1,057	2,180	(52)
Total non-interest revenues	23,646	23,580	–

Interest income	39,172	39,995	(2)
Interest expense	33,173	36,631	(9)
Net interest income	5,999	3,364	78

Total net revenues	29,645	26,944	10

Provision for credit losses	671	600	12

OPERATING EXPENSES
Compensation and benefits	9,561	8,825	8
Transaction based	3,805	3,151	21
Market development	323	306	6
Communications and technology	1,036	970	7
Depreciation and amortization	1,124	1,273	(12)
Occupancy	467	491	(5)
Professional fees	864	777	11
Other expenses	1,189	1,398	(15)
Total operating expenses	18,369	17,191	7

Pre-tax earnings	10,605	9,153	16
Provision for taxes	2,144	1,978	8

Net earnings	8,461	7,175	18

Preferred stock dividends	405	353	15
Net earnings applicable to common shareholders	$ 8,056	$ 6,822	18

EARNINGS PER COMMON SHARE
Basic[2]	$ 25.32	$ 20.44	24%
Diluted	$ 25.07	$ 20.21	24

AVERAGE COMMON SHARES
Basic	317.2	332.6	(5)
Diluted	321.4	337.5	(5)

Goldman Sachs Reports

Second Quarter 2025 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)2

$ in billions

	AS OF

	JUNE 30, 2025	MARCH 31, 2025
ASSETS
Cash and cash equivalents	$ 153	$ 167
Collateralized agreements	367	398
Customer and other receivables	182	165
Trading assets	628	596
Investments	202	196
Loans	217	210
Other assets	36	34
Total assets	$ 1,785	$ 1,766

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$ 466	$ 471
Collateralized financings	311	330
Customer and other payables	259	254
Trading liabilities	253	233
Unsecured short-term borrowings	69	71
Unsecured long-term borrowings	280	263
Other liabilities	23	20
Total liabilities	1,661	1,642
Shareholders’ equity	124	124
Total liabilities and shareholders’ equity	$ 1,785	$ 1,766
Capital Ratios and Supplementary Leverage Ratio (unaudited)[2] $ in billions

	AS OF

	JUNE 30, 2025	MARCH 31, 2025
Common equity tier 1 capital	$ 102.5	$ 102.7

STANDARDIZED CAPITAL RULES
Risk-weighted assets	$ 708	$ 693
Common equity tier 1 capital ratio	14.5%	14.8%

ADVANCED CAPITAL RULES
Risk-weighted assets	$ 669	$ 662
Common equity tier 1 capital ratio	15.3%	15.5%

SUPPLEMENTARY LEVERAGE RATIO
Supplementary leverage ratio	5.3%	5.5%
Average Daily VaR (unaudited)[2] $ in millions

	THREE MONTHS ENDED

	JUNE 30, 2025	MARCH 31, 2025
RISK CATEGORIES
Interest rates	$ 79	$ 70
Equity prices	48	42
Currency rates	23	36
Commodity prices	15	15

Diversification effect	(67)	(72)
Total	$ 98	$ 91

Goldman Sachs Reports

Second Quarter 2025 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Assets Under Supervision (unaudited)2

$ in billions

	AS OF

	JUNE 30, 2025	MARCH 31, 2025	JUNE 30, 2024
ASSET CLASS
Alternative investments	$ 355	$ 341	$ 314
Equity	857	771	735
Fixed income	1,253	1,221	1,147
Total long-term AUS	2,465	2,333	2,196
Liquidity products	828	840	738
Total AUS	$ 3,293	$ 3,173	$ 2,934

	THREE MONTHS ENDED

	JUNE 30, 2025	MARCH 31, 2025	JUNE 30, 2024
Beginning balance	$ 3,173	$ 3,137	$ 2,848
Net inflows / (outflows):
Alternative investments	9	4	18
Equity	8	11	6
Fixed income	–	14	7
Total long-term AUS net inflows / (outflows)	17	29	31
Liquidity products	(12)	(5)	40
Total AUS net inflows / (outflows)	5	24	71
Net market appreciation / (depreciation)	115	12	15
Ending balance	$ 3,293	$ 3,173	$ 2,934

Goldman Sachs Reports

Second Quarter 2025 Earnings Results

Footnotes

1.

Annualized ROE is calculated by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders’ equity. The table below presents average common shareholders’ equity:

AVERAGE FOR THE

Unaudited, $ in millions	THREE MONTHS ENDED JUNE 30, 2025	SIX MONTHS ENDED JUNE 30, 2025
Total shareholders’ equity	$ 123,849	$ 123,502
Preferred stock	(15,153)	(14,882)
Common shareholders’ equity	$ 108,696	$ 108,620

2.

For information about the following items, see the referenced sections in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the period ended March 31, 2025: (i) Investment banking fees backlog – see “Results of Operations – Global Banking & Markets,” (ii) assets under supervision – see “Results of Operations – Asset & Wealth Management – Assets Under Supervision,” (iii) efficiency ratio – see “Results of Operations – Operating Expenses,” (iv) share repurchase program – see “Capital Management and Regulatory Capital – Capital Management,” (v) global core liquid assets – see “Risk Management – Liquidity Risk Management,” (vi) basic shares – see “Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics” and (vii) VaR – see “Risk Management – Market Risk Management.”

For information about the following items, see the referenced sections in Part I, Item 1 “Financial Statements (Unaudited)” in the firm’s Quarterly Report on Form 10-Q for the period ended March 31, 2025: (i) risk-based capital ratios and the supplementary leverage ratio – see Note 20 “Regulation and Capital Adequacy,” (ii) geographic net revenues – see Note 25 “Business Segments” and (iii) unvested share-based awards that have non-forfeitable rights to dividends or dividend equivalents in calculating basic EPS – see Note 21 “Earnings Per Common Share.”

For information about net interest income and total non-interest revenues, see the firm’s Form 8-K dated January 15, 2025.

Represents a preliminary estimate for the second quarter of 2025 for the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data, global core liquid assets and VaR. These may be revised in the firm’s Quarterly Report on Form 10-Q for the period ended June 30, 2025.

3.

The impact of the tax benefits related to employee share-based awards was a reduction to provision for taxes for the first half of 2025 of approximately $600 million, which increased diluted EPS by $1.85 and annualized ROE by 1.1 percentage points.